UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

KOLORFUSION INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Colorado	0-28351	84-1317836
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16075 E. 32nd Ave. Suite A Aurora, CO.	80011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 340-9994

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2009, Kolorfusion International, Inc., received a letter from its former president, Stephen R. Nagel, in which Mr. Nagel resigned as a director of Kolorfusion. Mr. Nagel stated that the reasons for his resignation included a lack of communication and the unwillingness of the board to treat Mr. Nagel’s personal situation more favorably than other creditors of the Company. The Company denies Mr. Nagel’s allegations of a lack of communication and affirmatively states that it would be unfair to the Company, its shareholders, and other creditors to prefer Mr. Nagel’s financial situation over that of others, and the board does not intend to do so. A copy of Mr. Nagel’s resignation letter is attached hereto as exhibit 1. We have provided Mr. Nagel, through his counsel, a copy of this Form 8-K but have not received any statement from Mr. Nagel or his attorney whether he desires to make any statement with respect hereto.

Item 8.01 Other Events

The Company has not been able to file its Form 10-Q reports for either the quarter ended December 31, 2008 or March 31, 2009, because of an inability to obtain the necessary reviewed financial statements as a result of accounting deficiencies and business difficulties resulting from the activities of the Company’s former management. Certain other reports may not have been filed timely. Current management is attempting to resolve all issues, but cannot offer any prediction when it will be able to file the necessary reports.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1   Stephen R. Nagel’s Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOLORFUSION INTERNATIONAL, INC.

June 1, 2009	By:	/s/ Thomas Gerschman
Chief Executive Officer